UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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American Vantage Companies
(Name of Registrant as Specified In Its Charter)

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American Vantage Companies

Notice of Annual Meeting of Stockholders
December 4, 2007

To the Stockholders of
American Vantage Companies:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of Stockholders of American Vantage Companies (the “Company”) will be held at The Orleans Las Vegas Hotel & Casino, located at 4500 West Tropicana Avenue, Las Vegas, Nevada, on Tuesday, December 4, 2007, commencing at 10:00 a.m. (local time), for the following purposes:

1.
To elect two persons to the Board of Directors of the Company as Class A directors, to serve until the third succeeding annual meeting of stockholders of the Company following the Annual Meeting or until such person shall resign, be removed or otherwise leave office; and

2.	To consider and act upon any other proposal as may properly come before the Annual Meeting.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice, to which your attention is directed.

Only stockholders of record on the books of the Company at the close of business on October 12, 2007 will be entitled to vote at the Annual Meeting. You are requested to sign, date and return the enclosed proxy card at your earliest convenience in order that your shares may be voted for you as specified.

By Order of the Board of Directors,

Jeanne Hood, Assistant Secretary

November 7, 2007
Las Vegas, Nevada

Each stockholder is urged to complete, date, sign and return the accompanying proxy card to assure that the stockholder’s vote will be counted.

American Vantage Companies
4735 South Durango Drive
Suite 105
Las Vegas, Nevada 89147

Proxy Statement
Annual Meeting of Stockholders
December 4, 2007

The 2007 Annual Meeting of Stockholders of American Vantage Companies, a Nevada corporation, will be held on Tuesday, December 4, 2007, at The Orleans Las Vegas Hotel & Casino, located at 4500 West Tropicana Avenue, Las Vegas, Nevada, commencing at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting, and at any adjournments and postponements of the annual meeting. We will bear the entire costs of such solicitation. The approximate date on which this proxy statement and the enclosed proxy card are being first mailed to our stockholders is November 7, 2007.

If the proxy card in the accompanying form is duly completed, executed, dated and returned, the shares represented by such proxy card will be voted as specified, subject to any applicable voting or irrevocable proxy agreements. Any person executing a proxy card may revoke it prior to its use. You are directed to the section entitled “Procedure for Voting by Proxy” for further information concerning a stockholder’s ability to vote by proxy and to revoke a proxy once given.

Throughout this proxy statement, the terms “we,” “us,” “our” and “our company” refers to American Vantage Companies and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; and “you” and “your” refers to the stockholders of our company.

Record Date

We have established October 12, 2007 as the record date for the annual meeting. Only holders of record of our voting securities at the close of business on such date will be eligible to vote at the annual meeting. Our common stock currently is the only class of our securities entitled to be voted at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relating to the annual meeting, at our executive offices during ordinary business hours for the ten days immediately prior to the annual meeting. The stockholder list also will be available for examination at the annual meeting.

Proposals to be Considered at the Meeting

You will be asked to consider and vote at the annual meeting on the matters listed in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement.

We do not expect that any other matter will be brought before the annual meeting. If, however, other matters are properly presented, the individuals named on your proxy card will vote on these other matters in accordance with their judgment and to the extent permitted by applicable law.

Vote Required to Approve the Proposals

Holders of our common stock are entitled to one vote per share on each of the proposals scheduled for vote at the annual meeting. We had 6,729,107 issued and outstanding shares of our common stock as of the record date. Accordingly, there are 6,729,107 votes eligible to be cast at the annual meeting.

The election of directors (Proposal 1) is by a plurality of votes cast.

Abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy card to the brokers, so called “broker non-votes,” those votes will not be included in the vote totals for purposes of determining whether proposals have received the requisite number of affirmative votes cast. Therefore, abstentions and broker non-votes will have no effect on the vote on all of the proposals scheduled for vote at the annual meeting. Abstentions and broker non-votes, however, will be counted in the determination of whether a quorum exists for the purposes of transacting business at the annual meeting.

Our directors, director-nominees and executive officers control approximately 28.5% of the voting power entitled to be cast at the annual meeting. We anticipate that these directors and executive officers will cast all of their votes in favor of each of the director-nominees.

Quorum

We must have a quorum in order to carry on business at the annual meeting. Under our bylaws, as amended through the record date, we must have present, in person or by proxy, holders of at least a majority of the entire number of votes entitled to be cast at the annual meeting in order for a quorum to exist. Accordingly, we must have present, in person or by proxy, holders owning of record at least 3,364,554 shares of our common stock in order for any business to be conducted at the annual meeting. Abstentions and broker non-votes will count for quorum purposes.

Procedure for Voting by Proxy

A form of proxy card is enclosed for your use. To vote without attending the annual meeting in person, you should complete, sign, date and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States.

If you properly fill in your proxy card in the accompanying form and send it to us in time to be voted, your shares will be voted as you have directed on the proxy card, subject to any applicable voting or irrevocable proxy agreements to which you may be a party. If you sign the proxy card, but do not make specific choices, the individuals named on your proxy card will vote your shares FOR approval of each of the company proposals scheduled for vote at the annual meeting.

You can still vote in person at the annual meeting, even if you have completed and returned a proxy. You may revoke your proxy at any time before it is voted by:

•	submitting a new proxy with a later date;

•	by voting in person at the annual meeting; or

•	by filing with our corporate secretary a written revocation of the proxy.

Attendance at the annual meeting will not of itself constitute revocation of a proxy. You must note your appearance with the inspector(s) of election, tell the inspector(s) that you previously granted a proxy with respect to the annual meeting, which you are revoking and request a ballot in order to personally vote at the annual meeting.

If you hold shares through a broker, you should contact your broker to determine the procedures through which you can vote your shares in person.

PROPOSAL 1
ELECTION OF DIRECTORS

Our board of directors currently is divided into three classes. Under our bylaws as currently in effect, each class of directors is to be as nearly equal in number as possible. Each director, no matter what class, is elected to serve for a three-year term, unless the director shall resign, become disqualified or disabled, or shall otherwise be removed from office. Only a plurality of votes cast is necessary for the election of directors.

Set forth below are the members of each class of our directors and the year in which the term of each director class expires.

Class A (To Serve Until the Annual Meeting of Stockholders in 2007)	Class B (To Serve Until the Annual Meeting of Stockholders in 2009)	Class C (To Serve Until the Annual Meeting of Stockholders in 2008)
Ronald J. Tassinari	Brian T. Seager	Steven G. Barringer
Douglas R. Sanderson		Jeanne Hood

Mr. Barringer, Ms. Hood, Mr. Sanderson and Mr. Seager meet the definition of “independent” directors under the Marketplace Rules of The Nasdaq Stock Market.

Director-Nominees for the 2007 Annual Meeting

Our nominating committee has nominated Ronald J. Tassinari and Douglas R. Sanderson for election at the annual meeting as our Class A directors.

Shares represented by executed proxy cards in the form accompanying this proxy statement will be voted, if authority to do so is not withheld, for the election of Ronald J. Tassinari and Douglas R. Sanderson as Class A directors of our company, unless such nominees shall be unavailable, in which case such shares will be voted for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that Mr. Tassinari and/or Mr. Sanderson will be unavailable or, if elected, will decline to serve.

Information Concerning Our Directors and Executive Officers

Set forth below is a brief description of the background of each of our current directors and executive officers, based on information provided to us by them.

Name	Age	Principal Positions and Offices with our Company	Director Since
Ronald J. Tassinari	64	Chief Executive Officer, President, Chairman of the Board of Directors	1979
Steven G. Barringer	51	Director (Corporate Governance Liaison, Chairman of Nominating Committee)	1998
Jeanne Hood	79	Director (Chairwoman of the Audit Committee)	1994
Douglas R. Sanderson	62	Director	2007
Brian T. Seager	47	Director	2007
Anna M. Morrison	51	Chief Accounting Officer	n/a
Michael C. Woloshin	41	Chief Executive Officer of Candidates on Demand Group, Inc., our wholly-owned subsidiary	n/a

Ronald J. Tassinari, an original founder of our company, has served as our chief executive officer, president and chairman of our board of directors since our company’s inception in August 1979. Mr. Tassinari also is a member of our acquisitions committee formed to evaluate mergers and acquisitions candidates.

Steven G. Barringer has served as a director of our company since February 1998, as our corporate governance liaison since July 2003 and as Chairman of our nominating committee since March 2007. Mr. Barringer has been a member of Holland & Hart LLP since April 2006. Mr. Barringer was a member of the government relations firm of MGN, Inc. in Washington, D.C. from November 2000 to April 2006. Mr. Barringer also has maintained his own law practice, Steven G. Barringer, P.L.L.C., in Washington, D.C. since November 2000.

Jeanne Hood has been a director of our company since February 1994 and chairwoman of our audit committee since March 2002. Ms. Hood was a gaming consultant to our company from February 1994 to April 2000. Ms. Hood served as a director of Pioneer Citizens Bank (a Nevada statewide bank) until its merger during 2000 with Zions, a large regional bank with offices in seven states. Since January 2000, she has served on the board of Southwest USA Bank.

Douglas R. Sanderson was appointed to our board of directors in November 2007 to fill the vacancy created by the death of Audrey C. Tassinari. Mr. Sanderson served on our Board of Directors from 1992 to 1997.  Mr. Sanderson currently is President of La Jolla Gaming which specializes in server-based technology and offers a line of gaming software through its offices in Las Vegas, San Diego, London and San Jose, Costa Rica. Mr. Sanderson served as President and Chief Executive Officer from 2000 to February 2006 of the publicly-traded company Fortune Entertainment Corporation. Mr. Sanderson is also the former President and Chief Executive Officer of Sega Gaming Technology, Inc. and the former Vice-President of Worldwide Sales for Bally Gaming, Inc. Mr. Sanderson has been named the Las Vegas MDA Humanitarian of the Year and currently is the Chairman and Tournament Manager for the Las Vegas Champions & Celebrities Celebration, a charity golf event that benefits various charities.

Brian T. Seager was appointed to our board of directors in September 2007 to fill the vacancy created by the resignation of Randolph C. Read.  Since July 2001, Mr. Seager has served as the President of Brilor, Inc.  Brilor, Inc. acquires land and develops master plan communities in Nevada, Arizona, Idaho and Utah.  Mr. Seager served as President of Avante Homes from 1998 to 2001.  Mr. Seager holds contractors’ licenses in Nevada, Utah and Arizona, is a member of the Southern Nevada Home Builders Association and a Board of Trustee for the Leid Institute of Real Estate.

Anna M. Morrison was appointed our chief accounting officer in April 2003. From August 2002 to April 2003, she provided financial and accounting services to us as an outside consultant. She was president of Morrison Business Resources, Inc. and an associate with Resources Connection, Inc. and Robert Half International, Inc. from 1997 to August 2002. Ms. Morrison served as a manager and an associate for Price Waterhouse LLP, a predecessor of PricewaterhouseCoopers LLP from 1987 to 1992 and from 1993 to 1996. Ms. Morrison is a certified public accountant.

Michael C. Woloshin was appointed chief executive officer of Candidates on Demand Group, Inc., our wholly-owned subsidiary, in September 2007. From June 2002 to September 2007, Mr. Woloshin was the president and sole stockholder of Candidates on Demand Group, Inc. and has served as the president of COD Consulting Services, Inc. since March 2004, the president of DealSplit, Inc. since June 2006, and the president of The Candidate Report Card Group, Inc. since May 2007. COD Consulting Services, Inc., DealSplit, Inc. and The Candidate Report Card Group, Inc. are our wholly-owned subsidiaries of which Mr. Woloshin was previously the sole stockholder.

Committees of Our Board of Directors

Our board of directors has established four standing committees to assist it in the discharge of the board’s duties; an audit committee, a compensation committee, an acquisitions committee and a nominating committee.

Our audit committee currently is composed of Jeanne Hood and Steven G. Barringer, with Ms. Hood serving as its chairwoman. We believe that Ms. Hood is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-B promulgated by the SEC. The duties of our audit committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing our system of internal controls and procedures and reviewing the effectiveness of our procedures intended to prevent violations of law and regulations. A copy of the amended charter for our audit committee is attached as appendix A to this proxy statement.

Our compensation committee currently is composed of Steven G. Barringer and Jeanne Hood. Our compensation policy is designed to attract and retain experienced leaders and to reward performance. In measuring the compensation to be paid to our executive officers, the compensation committee considers numerous factors, including our growth, business relationships, and financial performance. The duties of our compensation committee include recommending to the full board of directors remuneration to be paid our executive officers, determining the number and conditions to awards/options granted pursuant to our various stock plans and recommending the establishment of and monitoring of compensation and incentive programs for all of our executive officers. Final determinations of compensation are made by our board. In the past, our compensation committee has delegated authority to our Chief Executive Officer to recommend to our board the compensation of our other executive officers and may continue to do so in the future. Our compensation committee has also engaged the services of compensation consultants in the past to assist the committee in making recommendations to our board by providing us with an evaluation of compensation paid to executive officers in comparable companies and may do so again in the future. Our compensation committee also administers our 2004 Employee Stock Purchase Plan. The compensation committee does not have a charter.

The acquisitions committee, currently consisting of Ronald J. Tassinari, was created by the board in 2005 to identify and investigate possible acquisition targets.

Our board of directors established a nominating committee in March 2007 consisting of Steven G. Barringer and Jeanne Hood. Our nominating committee has not yet adopted a nominating committee charter but is in the process of preparing a charter for adoption. Our nominating committee will consider recommendations for election as directors submitted by our stockholders. These recommendations will be discussed at board meetings and appropriate candidates will be invited to meet with the nominating committee and our entire board to discuss their qualifications for serving on our board. Although the nominating committee has not established formal minimum qualifications for director candidates, including stockholder recommended candidates, it does consider, among other factors, the candidate’s judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the board and any committees of the board. In addition, the nominating committee considers specific qualities needed to fill vacancies, such as financial sophistication for potential members of the audit committee, and other characteristics desired to achieve a balance of knowledge, experience and capability on the board. Any determination to include a stockholder-recommended candidate as a board nominee remains a subjective determination to be made by our nominating committee.

Stockholder Communications

Stockholders wishing to communicate with our board, other than to submit proposals for action at meetings of our stockholders pursuant to SEC Rule 14a-8, should do so in writing, addressed to “Steven G. Barringer, Independent Director and Corporate Governance Liaison, American Vantage Companies, P.O. Box 81920, Las Vegas, Nevada 89180.” The envelope delivering such written communications should be marked “Stockholder Communication.”

Meetings of the Board of Directors and its Committees

Our board of directors held five formal meetings and took action by written consent in lieu of a meeting on two occasions during our fiscal year ended December 31, 2006. Our audit committee held four formal meetings and took action by written consent in lieu of a meeting on one occasion in 2006. Our acquisitions committee held no formal meetings and took no action by written consent in lieu of a meeting in 2006. Our compensation committee held no formal meetings and took no action by written consent in lieu of a meeting during 2006. Each member of our board of directors attended, in person or telephonically, at least 75% of the total number of meetings of our board and each committee of the board on which the director serves.

Our board has not established any procedure with respect to director attendance at our annual meetings of stockholders. All of our directors were present at our annual meeting of stockholders held on December 11, 2006.

Audit Committee Report

This report of the audit committee of our board of directors does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this report by reference in such other filings.

The audit committee of our board of directors consists of two members, both of whom we believe meet the definition of “independent” under the Marketplace Rules of the Nasdaq Stock Market. None of the audit committee members is a current officer or employee of our company. We further believe that each member of the audit committee has the expertise and experience to adequately serve our stockholders’ interests while serving on the audit committee.

Our board of directors has adopted a written charter for the audit committee. The charter is reviewed and reassessed annually by our board and the audit committee. The charter sets forth the responsibilities, authority and specific duties of the audit committee. The charter also specifies, among other things, the structure and membership requirements of the audit committee, as well as the relationship of the audit committee to our independent accountants and management.

The audit committee charter notes that management is responsible for the preparation and integrity of our financial statements, as well as establishing appropriate internal controls and the financial reporting processes. Piercy Bowler Taylor & Kern is responsible for performing an independent audit of our financial statements and issuing a report on such financial statements. The audit committee’s responsibility is to monitor and oversee these processes.

The audit committee reviewed our audited financial statements for the year ended December 31, 2006 and met with both management and the independent auditors, separately and together, to discuss such financial statements. Management and the auditors have represented to the audit committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee also received written disclosures and a letter from our auditors regarding their independence from us, as required by Independence Standards Board Standard No. 1 and discussed with the auditors such auditors’ independence with respect to all services that it rendered to us. The audit committee also discussed with the auditors any matters required to be discussed by Statement on Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. Based upon these reviews and discussions, the audit committee recommended to our board of directors that the audited financial statements be included in our Certified Shareholder Report of Registered Management Investment Companies on Form N-CSR for the fiscal year ended December 31, 2006.

The Audit Committee of the Board of Directors
of American Vantage Companies
Jeanne Hood, Chairwoman
Steven G. Barringer

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our common stock is the only class of our voting securities presently outstanding. The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of the record date for the annual meeting by:

•	each person known by us to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information,

•	each of our current executive officers identifiable as “named executive officers” as defined by the SEC and each of our directors, and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.

Except as otherwise indicated in the notes to the following table,

•	we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and

•	the address for each director and officer listed in the table is American Vantage Companies, 4735 South Durango Drive - Suite 105, Las Vegas, Nevada 89147.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
Directors and Officers
Michael C. Woloshin	1,000,000	(1)	14.8
Ronald J. Tassinari	770,329	(2)(3)	11.5
Anna M. Morrison	142,300	(4)	2.1
Jeanne Hood	97,501	(2)(5)	1.4
Steven G. Barringer	65,000	(2)(6)	*
Douglas R. Sanderson	0	(2)	*
Brian T. Seager	0	(2)	*
All executive officers and directors as a group	2,075,130	(7)	28.5
Beneficial owner of more than 5%
0792725 B.C. Ltd. (8)	725,476	(9)	10.8
Viviendi Universal Entertainment LLLP (10)	524,939	(11)	7.2
Engex, Inc. (12)	474,500	(13)	7.1
Corriente Partners, L.P., Corriente Capital Management,
L.P., Corriente Advisors, LLC and Mark L. Hart, III (14)	461,285	(15)	6.7
Rosalind Davidowitz (16)	450,047	(17)	6.7
Jay H. and Sharyn Brown (18)	348,211	(19)	5.1

* Represents less than 1% of our outstanding common stock.

(1)
Mr. Woloshin has granted our board of directors a limited power to vote such shares as further set forth in Note (2). Includes 500,000 shares of our common stock held in escrow pursuant to the terms and conditions of that certain Agreement and Plan of Merger by and among us, COD Acquisition Corporation, Candidates on Demand Group, Inc., and Michael Woloshin, dated as of July 11, 2007 (the “Merger Agreement”), and that certain Escrow Agreement by and among us, COD Acquisition Corporation, Candidates on Demand Group, Inc., Michael Woloshin and Snow Becker Krauss, P.C., dated as of September 14, 2007.

(2)
Does not include 1,000,000 shares of our common stock held by Michael Woloshin who has granted our board of directors a limited power to vote such shares. Mr. Woloshin acquired such 1,000,000 shares in consideration of the September 2007 merger of Candidates on Demand Group, Inc. (f/k/a COD Acquisition Corporation), a Nevada corporation and our wholly-owned subsidiary, and Candidates on Demand Group, Inc., a New York corporation, of which Mr. Woloshin was the sole shareholder. Mr. Woloshin has granted our board of directors a limited power for a seven-year period commencing on September 14, 2007 to direct how Mr. Woloshin is to vote the 1,000,000 shares of our common stock pursuant to a voting agreement contained in the Merger Agreement. This voting power has been granted to our board as a group, and not to any individual director. We believe that such voting power is not held by any individual since our board is required to act by majority. As such, no individual director named in this stockholder table is listed as the beneficial owner of the 1,000,000 shares owned by Mr. Woloshin, although such shares are included in the aggregate amount held by all executive officers and directors as a group. Each member of our board disclaims beneficial ownership of such 1,000,000 shares.

(3)
Includes (a) 3,698 shares of our common stock owned of record by Mr. Tassinari and his child, as joint tenants, (b) 443,293 shares owned by the Tassinari Family Trust, a family trust in which Mr. Tassinari is trustee and beneficiary, (c) 5,000 shares owned of record by his spouse, (d) 280,555 shares issuable upon exercise of options granted to Mr. Tassinari, which shares are exercisable within the next 60 days, and (d) 27,778 shares issuable upon exercise of options granted to Mr. Tassinari’s spouse, which shares are exercisable within the next 60 days. Does not include 50,000 shares of our common stock issuable upon exercise of an option granted to Mr. Tassinari, which shares are not exercisable within the next 60 days.

(4)	Includes 108,000 shares of our common stock issuable upon exercise of an option granted to Ms. Morrison, which shares are exercisable within the next 60 days.

(5)	Includes 80,834 shares of our common stock issuable upon exercise of options granted to Ms. Hood that are exercisable within the next 60 days.

(6)	Represents 65,000 shares of our common stock issuable upon exercise of options granted to Mr. Barringer, which shares are exercisable within the next 60 days.

(7)	Includes those shares beneficially owned by our current executive officers and directors, as set forth in notes (1), (3), (4), (5), and (6).

(8)	The address for 0792725 B.C. Ltd. is #290 601 Cordova Street, Vancouver, British Columbia, Canada A1 V6B 1G1.

(9)	Represents shares of our common stock beneficially owned as of June 14, 2007 as indicated on the report on Form 3 filed by 0792725 B.C. Ltd.

(10)	The address for Vivendi Universal Entertainment LLLP (“Viviendi”) is 100 Universal City Plaza - Building 1280-6, Universal City, California, 91608.

(11)	Represents 524,939 shares of our common stock issuable upon exercise of warrants held by Vivendi, which shares are exercisable within the next 60 days.

(12)	The address for Engex, Inc. is 44 Wall Street, New York, New York, 10005.

(13)
As indicated by the report on Schedule 13D of Engex, Inc. (“Engex”) filed with the SEC on July 10, 2003, Engex claims to have sole voting and dispositive power with respect to 474,500 shares of our common stock. Such amount does not include 12,300 shares owned directly by the chairman of Engex, J. Morton Davis, or 437,747 shares owned by Mr. Davis’s wife, Rosalind Davidowitz. According to the proxy statement of Engex filed with the SEC on January 11, 2005, the principal stockholders of Engex are (a) Mr. Davis, the reported beneficial owner of 6.2% of the outstanding common stock of Engex, (b) Ms. Davidowitz, the reported beneficial owner of 28.2% of the outstanding common stock of Engex, (c) Kinder Investments L.P., the reported beneficial owner of 11.2% of the outstanding common stock of Engex, and (d) Venturetek LP, the reported beneficial owner of 11.4% of the outstanding common stock of Engex. The Engex proxy statement also reports that Dov Perlysky, the managing member of the general partner of Kinder Investments, is a member of the immediate family of Mr. Davis. According to the Schedule 13G/A of Kinder Investments, Nesher, LLC and Dov Perlysky filed with the SEC on July 24, 2003, Kinder Investments is the owner of an additional 274,100 shares of our common stock and Mr. Perlysky, the managing member of the general partner of Kinder Investments, has sole voting and dispositive powers with respect to such 274,100 shares. The shares listed in the principal stockholders table are limited to those shares set forth in Schedule 13D of Engex as being beneficially owned by Engex. See Note (17) for further information with respect to Mr. Davis’ and Ms. Davidowitz’s ownership interest in our outstanding common stock.

(14)
The address for the Corriente Partners, L.P. (“CP”), Corriente Capital Management, L.P. (“CCM”), Corriente Advisors, LLC (“CA”) and Mark L. Hart, III (“Hart”) is 301 Commerce Street, Suite 1840, Fort Worth, Texas, 76102.

(15)
As indicated by the report on Schedule 13G of CP, CCM, CA and Hart filed with the SEC on August 16, 2006, CCM is the sole general partner of CP, CA is the sole general partner of CCM and is the investment advisor to CP. Because of the described relationships, CCM, CA and Hart may be deemed to be the beneficial owners of the 461,285 of our common stock owned and/or held by or for the account or benefit of CP. CCM, CA and Hart expressly disclaim beneficial ownership of shares owned and/or held by or for the account or benefit of CP, except to the extent of the pecuniary interest of CCM, CA or Hart is such shares.

(16)	The address of Rosalind Davidowitz is 7 Sutton Place South, Lawrence, New York, 11563.

(17)
As indicated by the report on Schedule 13G/A of Rosalind Davidowitz filed with the SEC on February 7, 2006, Ms. Davidowitz claims to have sole voting and dispositive powers with respect to 437,747 shares of our common stock owned directly by her and that she may be deemed the beneficial owner of 12,300 shares owned by J. Morton Davis, Mrs. Davidowitz’s husband. Ms. Davidowitz’s Schedule 13G/A states that Mr. Davis has the sole power to dispose or to direct the disposition of the 12,300 shares owned by him. The shares listed in the principal stockholders table are limited to those shares set forth in Ms. Davidowitz’s Schedule 13G as being beneficially owned by her. See Note (13) for further information concerning Ms. Davidowitz’s ownership interest in Engex, another stockholder of our Company, and other related matters.

(18)
These stockholders hold 260,711 shares of our common stock of record as tenants-in-common. Mr. Brown provides legal services to us from time to time and previously served as a member of our advisory group formed to assist our management in evaluating merger and acquisition candidates. Mr. Brown received an option to purchase 87,500 shares of our common stock upon his appointment to the advisory group, which shares were to become exercisable upon consummation of a merger or acquisition transaction involving our Company during the term of the advisory group. Such an acquisition transaction was consummated on April 16, 2003. The address for Mr. and Ms. Brown is 1801 Waldman Avenue, Las Vegas, Nevada, 89102.

(19)	Includes 87,500 shares of our common stock that are issuable upon exercise of an option granted to Mr. Brown, which shares are exercisable within the next 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. SEC regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us, together with written representations received by us from applicable parties that no Form 5 was required to be filed by such parties, all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed all such required reports during and with respect to our fiscal year ended December 31, 2006 on a timely basis, except for Jeanne Hood, who filed one report on Form 4 late on January 13, 2006, for one transaction with respect to the issuance of options dated December 21, 2005.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table summarizes the compensation of our Chief Executive Officer and Chief Accounting Officer (the “Named Executive Officers”) for the fiscal year ended December 31, 2006. We did not have any other executive officers during 2006.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)		Total ($)
Ronald J. Tassinari, Chairman, Chief Executive Officer and President	2006	$326,400	$44,000	(1)	$370,400
Anna M. Morrison, Chief Accounting Officer	2006	$215,500	$44,000	(1)	$259,500

(1)	Includes SAR/SEP retirement plan contributions totaling $44,000.

Employment and Severance Agreements

Effective January 1, 2006, we entered into a new employment agreement with Ronald J. Tassinari. We entered into this new employment agreement in order to comply with new Internal Revenue Code sections, rules and regulations concerning recognition of deferred income. With the exception of the timing of certain severance payments, the new employment agreement has substantially similar compensation and other provisions as provided in the employment agreement superseded by the new employment agreement. Mr. Tassinari’s January 2006 employment agreement provides for him to continue to serve as our company’s Chief Executive Officer and President. The January 2006 agreement with Mr. Tassinari provides, among other matters, for (a) an initial annual base salary of $326,400, subject to adjustments in the event of increases we give to any of its other executives or increases in a specified cost-of-living index, (b) reimbursement for his personal legal and financial consulting expenses to a maximum of 3% of his prior calendar year’s base salary, (c) his right to designate the beneficiary on a $2,000,000 term life policy on his life and (d) reimbursement of all normal expenses relating to the use of his personal automobile. We also retained the right in the January 2006 employment agreement to otherwise increase Mr. Tassinari’s base salary and grant Mr. Tassinari other incentive compensation, such as stock options or bonuses. Mr. Tassinari’s January 2006 agreement also contains indemnification provisions relating to his performance of services on our behalf, and confidentiality, non-disparagement, non-competition and non-solicitation provisions.

Mr. Tassinari’s January 2006 employment agreement further provides that, upon his death during the agreement’s term, we are obligated to pay his designee or estate a lump sum death benefit equal to the sum of (a) the annualized average of the base salary paid to him during the five calendar years immediately preceding his death, plus (b) the annualized average of the incentive awards granted to him during the five calendar years immediately preceding his death. The January 2006 agreement also provides for disability coverage, including continuing to pay him his base salary and keeping in effect any incentive awards during an initial period and then continuing to pay him for a one year period at a rate equal to the annualized average of the base salary, plus the value of any incentive compensation, paid to him during the prior five calendar years.

Mr. Tassinari’s January 2006 employment agreement provides for payments in the event of his termination “without cause” or if he terminates his employment for “good reason,” as such terms are used in the agreement. These payments include (a) payment of a sum equal to 2.99 times the annualized average of the base salary, plus the value of any incentive compensation, paid to him during the prior five calendar years, (b) reimbursement of certain legal fees up to $100,000, (c) continuation of, or the payment of an amount equal in value to, all employee benefits which he was entitled to receive immediately prior to termination for the remaining term of the employment agreement and (d) continuation of, or the payment of an amount equal in value to, all medical insurance coverage for him and his family for a twelve month period following termination. The maximum amount of all of these payments may not exceed the amount which would otherwise result in an “excess parachute payment” under section 280G of the Internal Revenue Code, minus $1.00.

We entered into a new employment agreement with Anna M. Morrison, the Chief Accounting Officer, as of January 1, 2006. We entered into this new employment agreement in order to comply with new Internal Revenue Code sections, rules and regulations concerning recognition of deferred income. With the exception of the timing of certain severance payments, the new employment agreement has substantially similar compensation and other provisions as provided in the employment agreement superseded by the new employment agreement. This agreement has a term expiring on December 31, 2006 (subject to extension) and provides for a base salary of $215,500 per year. We have the right under this agreement to increase Ms. Morrison’s base salary and to grant her incentive compensation, such as additional options or bonuses. Ms. Morrison’s agreement contains severance or “golden parachute” provisions providing for payments equal to 100% of Ms. Morrison’s base salary as in effect on the date of such termination, if she is terminated without cause or she terminates her employment following a change in control of our company.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning shares of our common stock covered by exercisable and unexercisable options held by the Named Executive Officers on December 31, 2006:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date

Ronald J. Tassinari	11,696 43,859 25,000 150,000	0 0 0 100,000	$ $ $ $	1.125 1.125 1.410 2.870	02/03/2010 02/03/2010 04/15/2013 12/10/2013

Anna M. Morrison	50,000 6,000 50,000	0 4,000 0	$ $ $	1.410 2.870 0.930	04/15/2013 12/10/2013 12/20/2015

Our Stock Plans and Other Outstanding Options and Warrants

We currently have outstanding options granted under four stock plans, our 1991 Officers Stock Option Plan, 1992 Employee Stock Option Plan, 1996 Stock Option Plan and 2003 Nonqualified Stock Option Plan. There were 11,696 shares of our common stock issuable upon exercise of options granted under the 1991 plan, 83,970 shares issuable upon exercise of options granted under the 1992 plan, 693,335 shares issuable upon exercise of options granted under the 1996 plan, and 340,000 shares issuable upon exercise of options granted under the 2003 plan, each as of the record date for the annual meeting. We are no longer able to grant additional options under the 1991, 1992 and 1996 plans, in accordance with the terms of such plans. The 2003 plan has available for issuance 410,000 shares of our common stock, in addition to the shares underlying options outstanding as of the record date for the annual meeting.

The following table sets forth, as of December 31, 2006:

•
the number of shares of our common stock issuable upon exercise of outstanding options, warrants and rights, separately identified by those granted under equity incentive plans approved by our stockholders and those granted under plans, including individual compensation contracts, not approved by our stockholders (column A),

•	the weighted average exercise price of such options, warrants and rights, also as separately identified (column B), and

•	the number of shares remaining available for future issuance under such plans, other than those shares issuable upon exercise of outstanding options, warrants and rights (column C).

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,229,001	$2.08	410,000
Equity compensation plans not approved by security holders (1)	25,000	$1.65	Not applicable

(1) The shares to be issued upon exercise of outstanding options, warrants and rights granted under plans not approved by stockholders consist of:

•
25,000 warrants granted to Gerard, Klauer, Mattison, Inc. on May 3, 2002 in connection with such firm’s rendering of investment banking services to our company. Each of these warrants entitled its holder to purchase one share of our common stock, at a purchase price of $1.65 per share and expired on May 3, 2007.

Director Compensation

As more fully described below, the following table summarizes the compensation during 2006 for each of our non-employee directors. We did not have any other non-employee directors in 2006.

Name	Fees Earned or Paid in Cash	Total
	($)	($)
Steven G. Barringer	$25,000	$25,000
Jeanne Hood	$25,000	$25,000
Randolph C. Read	$145,000	$145,000
Audrey K. Tassinari	$15,000	$15,000

Director Compensation Policies

Non-employee directors receive $15,000 per annum for serving on our board of directors.

Jeanne Hood and Randolph C. Read each received an annual payment of $10,000 for serving as the chairpersons for the audit and compensation committees. Steven G. Barringer also received an annual payment of $10,000 for serving as our stockholder corporate governance liaison. In 2005, our board created an acquisitions committee consisting of Randolph C. Read and Ronald J. Tassinari to identify and investigate possible acquisition targets. Mr. Read received a monthly fee of $10,000 for serving as chairman of the acquisitions committee. Mr. Read resigned from our board in June 2007. Audrey K. Tassinari passed away in August 2007.

We also reimburse our directors for their reasonable expenses incurred in attending meetings of our board of directors.

We also refer you to the subsection entitled “Certain Relationships and Transactions” for additional information concerning other compensation we have paid, or have agreed to pay, to certain of our directors in consideration for other services performed, or to be performed, on our behalf.

Code of Ethics

Our board of directors has established a code of ethics that applies to our principal executive, financial and accounting officers. Our code of ethics is included as Exhibit 1.1 of our Semi-Annual Report on Form N-CSR for the fiscal year ended December 31, 2006, filed with the SEC on April 19, 2007 and Exhibit 14.1 of our Annual Report on Form 10-KSB for the fiscal year ended July 31, 2003, filed with the SEC on October 29, 2003. Upon the written request of a stockholder, addressed to Ronald J. Tassinari, Chief Executive Officer, American Vantage Companies, P.O. Box 81920, Las Vegas, Nevada, 89180, we will provide without charge to such shareholder a copy of our code of ethics. A copy of our code of ethics can also be obtained from the SEC’s EDGAR Database at www.sec.gov.

Certain Relationships and Related Transactions

On September 14, 2007, Candidates on Demand Group, Inc. (f/k/a COD Acquisition Corporation), a Nevada corporation and our wholly-owned subsidiary, merged with Candidates on Demand Group, Inc., a New York corporation of which Michael C. Woloshin was the sole shareholder. Concurrently with the merger, we appointed Mr. Woloshin as Chief Executive Officer of Candidates on Demand Group, Inc. In consideration for the merger, we paid Mr. Woloshin $500,000 in cash, issued 500,000 shares of our common stock directly to Mr. Woloshin, issued 500,000 shares of our common stock to Mr. Woloshin to be held in escrow until the satisfaction of certain performance thresholds, and issued a promissory note in the amount of $1.5 million to Mr. Woloshin. We have agreed to issue up to an additional 2,000,000 shares of our common stock and repay a second promissory note in the amount of $1.5 million if Candidates on Demand Group, Inc. attains certain 2007, 2008 and 2009 pretax income benchmarks. Concurrently with the merger, Mr. Woloshin entered into a seven-year voting agreement during which time he has agreed to vote our shares that he received as consideration for the merger as directed by our board. Concurrently with the merger, Candidates on Demand Group, Inc. entered into a five-year employment agreement with Mr. Woloshin engaging Mr. Woloshin as Chief Executive Officer and providing for, among other things, (a) an annual base salary of $150,000 subject to annual increases based on a specified cost-of-living index and (b) an annual bonus of up to $150,000 if the pretax income of Candidates on Demand Group, Inc. exceeds certain thresholds. The employment agreement also provides for a payment of the base salary through the end of the initial five-year term in the event of his termination “without cause” or if he terminates his employment for “good reason,” as such terms are used in the agreement.

See the subsection entitled “Employment and Severance Agreements” for a discussion of our employment agreements with Ronald J. Tassinari and Anna M. Morrison.

Recommendation of Our Board of Directors

Our board of directors recommends that stockholders vote FOR the election of the Class A directors of the board’s nominees as listed above.

INDEPENDENT ACCOUNTANTS

Effective May 4, 2006, Piercy Bowler Taylor & Kern was appointed as our independent certified public accountants and we dismissed Deloitte and Touche LLP as our independent certified public accountants. With respect to our fiscal year ended December 31, 2005, Deloitte and Touche served in the position as our independent certified public accountants. Our audit committee approved the decision to dismiss Deloitte and Touche and to engage Piercy Bowler Taylor & Kern. Representatives of Piercy Bowler Taylor & Kern are expected to be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Deloitte & Touche’s report on our financial statements for the 2004 and 2005 fiscal years did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles.

During our two most recent fiscal years, there were no disagreements between us and Deloitte & Touche, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to such accounting firm’s satisfaction would have caused such accounting firm to make reference to the subject matter of the disagreement(s) in connection with its reports.

Principal Accountant Fees and Services

The following table sets forth the fees billed by our independent accountants for the years ended December 31, 2006 and 2005 for the categories of services indicated.
Category	2006	2005
Audit fees (1)	$110,000	$209,000
Audit-related fees (2)	10,000	0
Tax fees (3)	1,000	83,000
All other fees (4)	0	0

(1)	Consists of fees billed for the audit of our annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)
Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our interim financial statements that are not included in “audit fees” in this table.

(3)	Consists of professional services rendered for tax compliance, tax advice and tax planning. The nature of these tax services is tax preparation.

(4)	Our current or previous independent certified public accountants, Piercy Bowler Taylor & Kern or Deloitte & Touche LLP, respectively, did not provide any other services during the two fiscal years.

Audit Committee Pre-Approval Policy

In addition to our independent certified public accountants retained to audit our consolidated financial statements for our fiscal year, we may also retain our certified public accountants to provide other auditing and advisory services to us. We understand the need for our certified public accountants to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of our certified public accountants, our audit committee has restricted the non-audit services that our certified public accountants may provide to us to tax services, merger and acquisition due diligence and audit services or other particular services on a case-by-case basis, and has determined that we would obtain even these non-audit services from our certified public accountants only when the services offered by our certified public accountants are more effective or economical than services available from other service providers.

Our audit committee also has adopted policies and procedures for pre-approving all non-audit work performed by our certified public accountants and any other accounting firms we may retain. Specifically, the audit committee has pre-approved the use of our certified public accountants for detailed, specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that we request to be undertaken to provide assurances of accuracy on matters not required by laws or regulations. Our audit committee has designated its chairperson, Jeanne Hood, to pre-approve permissible non-audit services provided by the independent registered public accounting firm. Generally, the entire audit committee pre-approves audit services to be performed on quarterly and annual financial statements. The chairperson presents all pre-approved services to the full audit committee for their review and ratification. The percentage of services set forth above in the categories “Audit fees,” “Audit-related fees,” “Tax fees” and “All other fees” that were approved by our audit committee was 100%. The audit committee may also pre-approve particular services on a case-by-case basis.

OTHER MATTERS

Our board of directors is not aware of any business to be presented at the annual meeting, other than the matters set forth in the notice of annual meeting and described in this proxy statement. If any other business does lawfully come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote on such other business in accordance with their judgment.

EXPENSES OF SOLICITATION

We will pay the cost of soliciting proxies for the annual meeting. In addition to soliciting by mail, our directors, officers and other employees may solicit proxies in person, or by telephone, facsimile transmission or other means of electronic communication. We also will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in our next year’s proxy statement, stockholder proposals must be received at our principal executive offices no later than the close of business on July 9, 2008. Proposals should be addressed to Ronald J. Tassinari, Chief Executive Officer, American Vantage Companies, P.O. Box 81920, Las Vegas, Nevada, 89180.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

For any proposal that is not submitted for inclusion in our next year’s proxy statement, but is instead sought to be presented directly at next year’s annual meeting, SEC rules will permit management to vote proxies in its discretion if we:

•
receive notice of the proposal before the close of business on September 21, 2008 and advise our stockholders in our proxy statement for next year’s annual meeting about the nature of the matter and how management intends to vote on such matter, or

•	do not receive notice of the proposal prior to the close of business on September 21, 2008.

Notices of intention to present proposals at next year’s annual meeting should be addressed to Ronald J. Tassinari, Chief Executive Officer, American Vantage Companies, P.O. Box 81920, Las Vegas, Nevada, 89180.

By order of the Board of Directors,

Jeanne Hood, Assistant Secretary

Las Vegas, Nevada
November 7, 2007

Appendix A

AMENDED AUDIT COMMITTEE CHARTER

AMERICAN VANTAGE COMPANIES

AMENDED AUDIT COMMITTEE CHARTER

AMENDED AND ADOPTED: JULY 18, 2003

1.  Members.  The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of independent directors of the Board of Directors, and shall designate one member as chairperson or delegate the authority to designate a chairperson to the Audit Committee. Members of the Audit Committee shall be appointed by the Board of Directors upon the recommendation of a majority of the independent directors. For purposes hereof, the term "independent" shall mean a director who meets the independence requirements of the NASDAQ Stock Market (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), as determined by the Board of Directors.

Each member of the Audit Committee must be financially literate and at least one member must have accounting or related financial management expertise, as determined by the Board of Directors [Required by Nasdaq]. In addition, at least one member of the Audit Committee shall be an “audit committee financial expert," as determined by the Board of Directors in accordance with the applicable rules of the SEC.

2. Meetings. The Audit Committee shall meet prior to the release and filing of annual and quarterly financial reports with the Company's financial management and its outside auditors to review and discuss such reports. The majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee shall meet separately as it deems appropriate with Company management, and the outside auditor in order to review the financial controls of the Company. The Audit Committee shall report regularly to the full Board of Directors with respect to its activities. The Audit Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of meetings of the Board of Directors.

3. Purposes, Duties and Responsibilities.

The purposes of the Audit Committee shall be to:

•
represent and assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company's financial statements; (ii) the surveillance of administration and financial controls and the Company's compliance with legal and regulatory requirements; (iii) the outside auditor's qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company's outside auditor; and

•	cause to be prepared and included in the Company's proxy statement a report of the Audit Committee complying with the requirements of Item 306 of Regulation S-K of the SEC.

Among its specific duties and responsibilities, the Audit Committee shall:

(i) Be directly responsible, in its capacity as a committee of the Board of Directors, for the appointment, compensation and oversight of the work of the outside auditor. In this regard, the Audit Committee shall appoint and retain, compensate, evaluate, and terminate, when appropriate, the outside auditor, which shall report directly to the Audit Committee.

(ii) Obtain and review, at least annually, a report by the outside auditor describing the outside auditor's internal quality-control procedures, and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditing firm, and any steps taken to deal with any such issues.

(iii)  Approve in advance all audit services and permissible non-audit services to be provided by the outside auditor.

(iv)  Establish policies and procedures for the engagement of the outside auditor to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the outside auditor.

(v)  Consider, at least annually, the independence of the outside auditor, including whether the outside auditor's performance of permissible non-audit services is compatible with the auditor's independence, and obtain and review a written statement by the outside auditor describing any relationships between the outside auditor and the Company or any other relationships that may adversely affect the independence of the auditor, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the outside auditor concerning any disclosed relationships or service that may impact the objectivity and independence of the auditor.

(vi)  Review and discuss with the outside auditor: (A) the scope of the audit, the results of the annual audit examination by the auditor, and any difficulties the auditor encountered in the course of its audit work, including any restrictions on the scope of the outside auditor's activities or on access to requested information, and any significant disagreements with management; and (B) any reports of the outside auditor with respect to interim periods.

(vii)  Review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the Company, including: (A) an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (B) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," including accounting policies that may be regarded as critical; and (C) major issues regarding the Company's accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles and financial statement presentations; and receive reports from the outside auditor as required by SEC rules.

(viii)  Recommend to the Board of Directors based on the review and discussion described in paragraphs (v) - (vii) above, whether the financial statements should be included in the Annual Report on Form 10-K.

(ix)  Review and discuss the adequacy and effectiveness of the Company's internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditor or management.

(x)  Review and discuss the adequacy and effectiveness of the Company's disclosure controls and procedures and management reports thereon.

(xi)  Review and discuss corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

(xii)  Review and discuss the Company's policies with respect to risk assessment and risk management.

(xiii)  Oversee the Company's compliance systems with respect to legal and regulatory requirements and review the Company's codes of conduct and programs to monitor compliance with such codes.

(xiv)  Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

(xv) Review and approve all related party transactions as required by applicable rules and regulations of Nasdaq and the SEC.

(xvi)  Establish policies for the hiring of employees and former employees of the outside auditor.

(xvii)  Annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.

4. Outside Advisors. The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

American Vantage Companies

The undersigned hereby appoints Ronald J. Tassinari and Anna M. Morrison, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the shares of the undersigned in American Vantage Companies, a Nevada corporation (the “Corporation”), at the 2007 Annual Meeting of the Stockholders of the Corporation, scheduled to be held on December 4, 2007, and any adjournments or postponements thereof, as follows:

This proxy is being solicited on behalf of the Board of Directors of the Corporation. The board recommends a vote FOR the listed director-nominees.

1.	Election of the following nominees to Class A of the Board of Directors of the Corporation:

Ronald J. Tassinari
Douglas R. Sanderson
☐	FOR the nominees listed above	☐	WITHHOLD authority to vote for all of the nominees

☐ WITHHOLD authority to vote for the following nominee:

__________________________________________________
(Name of nominee for which authority to vote for is denied)

2.	Upon such other business as may properly come before the Annual Meeting or any adjournment thereof:

☐	GRANT AUTHORITY	☐	WITHHOLD AUTHORITY

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ABOVE-LISTED DIRECTOR-NOMINEES AS SET FORTH ON THE REVERSE HEREOF. RECEIPT OF THE CORPORATION’S PROXY STATEMENT, DATED NOVEMBER 7, 2007, IS HEREBY ACKNOWLEDGED.

Dated: _____________________, 2007

[L.S.]

[L.S.]

          (Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)

PLEASE MARK, DATE, SIGN AND RETURN
THIS PROXY IN THE ACCOMPANYING ENVELOPE